Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Organogenesis Holdings Inc. on Form S-8, of our report dated March 14, 2018, with respect to our audits of the financial statements of Avista Healthcare Public Acquisition Corp. as of December 31, 2017 and 2016, and for the two years in the period ended December 31, 2017, and for the period from December 4, 2015 (inception) through December 31, 2015, appearing in the Registration Statement on Form S-4 of Avista Healthcare Public Acquisition Corp. filed on August 29, 2018 (Registration No. 333-2227090), including any amendments or supplements thereto. We were dismissed as auditors on December 10, 2018 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

New York, NY

February 11, 2019